Starbucks Elects Daniel Servitje, Neal Mohan and Mike Sievert to its Board of Directors

Servitje – CEO and Chairman of Grupo Bimbo – brings more than 20 years of experience in global operations and corporate business development.
Mohan – CEO of YouTube, the online video sharing and content platform with more than 2B users.
Sievert – CEO, President, and Director at T-Mobile US, Inc. since 2020, one of the world's largest telecommunications companies, leading it to unprecedented growth since taking over after its merger with Sprint.

SEATTLE – Starbucks Coffee Company (NASDAQ: SBUX) today announced the election of Daniel Servitje, Neal Mohan and Mike Sievert to its Board of Directors.

Servitje has served as CEO of Grupo Bimbo since 1997 and as Chairman since 2013. He brings more than 20 years of global operations experience and insight into corporate business development.

The global leader in the baking industry and an important player in snacks, Grupo Bimbo drives annual sales of $22.3 billion with over 217 plants and more than 148,000 associates across 34 countries throughout the world. Grupo Bimbo’s 100 plus brands include Bimbo, Sara Lee, Entenmann’s, Thomas’ English muffins, and Takis tortilla chips.

Mohan is the CEO of YouTube. Before his appointment as CEO, Neal served as the company’s Chief Product Officer, responsible for all YouTube products, user experience and trust and safety, and was previously Senior Vice President of Display and Video Ads at Google. Before joining Google, Neal was Senior Vice President of Strategy and Product Development at DoubleClick where he built the company's strategic plan, rapidly grew the business, and spearheaded its sale and integration into Google. YouTube is used by over two billion people across the globe to watch and share video, access information, build community, and shape culture.

Mohan is a director on the board of 23andMe and previously served on the board at Stitch Fix.

Sievert has been CEO, President and Director of T-Mobile US, Inc. since 2020. Under his leadership, T-Mobile has embarked on an expansive, multiyear growth strategy that builds on its longstanding leadership in value and customer experience while rapidly building the nation’s leading 5G network for its more than 117 million subscribers and more than 70,000 employees – operating a best-in-class retail experience and driving annual revenues exceeding $80 billion.

Sievert served as director of Shaw Communications from 2018 to 2023. He has also served on the boards of Rogers Wireless Communications in Canada, Switch & Data Corporation, and a number of technology start-ups.

“We are excited to welcome Daniel, Neal and Mike as new independent directors to the Starbucks board,” said Starbucks Chair Mellody Hobson. “These additions, combined with Laxman’s inspiring and strategic vision, complement our existing skills and experiences, and we are confident they will provide valuable perspectives as we continue to execute our strategy, drive growth and build long-term shareholder value for Starbucks."
“We are a company with a Mission and Promises grounded in humanity,” said Laxman Narasimhan, Starbucks chief executive officer. “I am pleased to welcome Daniel, Neal and Mike to the Starbucks board – who bring great and diverse expertise across consumer technology, streaming media, operations and best in class employee experience – as we pursue ambitious goals for our partners and stakeholders with intention, transparency and accountability.”

Servitje, Mohan and Sievert join eight other members of the Starbucks Board of Directors: Mellody Hobson, Richard Allison, Andy Campion, Beth Ford, Jørgen Vig Knudstorp, Satya Nadella, Wei Zhang and Laxman Narasimhan.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with more than 38,000 stores worldwide, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks

Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at https://stories.starbucks.com or www.starbucks.com.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Tiffany Willis	Emily Albright
investorrelations@starbucks.com	press@starbucks.com

Important Shareholder Information
Starbucks Corporation (the “Company”) intends to file a proxy statement and proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2024 Annual Meeting. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD, AND ANY AMENDMENTS AND SUPPLEMENTS TO THESE DOCUMENTS WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the proxy statement, any amendments or supplements to the proxy statement, and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

Participant Information
The Company, its directors, director nominees, certain of its officers, and other employees (as set forth below) may be deemed to be “participants” in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2024 Annual Meeting. “Participant” is defined to include: (i) any director and any director nominee for whose election proxies are solicited; (ii) any committee or group which solicits proxies, any of their respective members, and any person whether or not named as a member who, acting alone or with one or more other persons, directly or indirectly, takes the initiative, or engages, in organizing, directing, or arranging for the financing of any such committee or group; (iii) any person who finances or joins with another to finance the solicitation of proxies, except persons who contribute not more than $500 and who are not otherwise participants; (iv) any person who lends money or furnishes credit or enters into any other arrangements, pursuant to any contract or understanding with a participant, for the purpose of financing or otherwise inducing the purchase, sale, holding, or voting of our Company’s securities by any participant or other persons, in support of or in opposition to a participant; except that such terms do not include a bank, broker, or dealer who, in the ordinary course of business, lends money or executes orders for the purchase or sale of securities and who is not otherwise a participant; and (v) any person who solicits proxies.

As of January 5, 2024, each of the “participants” set forth below “beneficially owned” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) less than 1% of shares of common stock, par value $0.001 per share, of the Company (the “Company common stock”). Additional information regarding the ownership of the Company’s directors and executive officers in the shares of Company common stock is also included in their SEC filings on Forms 3, 4, and 5, which can be found at the SEC’s website at www.sec.gov. Information about the compensation of our named executive officers is set forth in the section entitled “Compensation Discussion and Analysis” starting on page 40 of the Company’s proxy statement on Schedule 14A filed on January 27, 2023 and available here and the Company’s Current Report on Form 8-K filed with the SEC on March 28, 2023 and available here. Information about the compensation of our non-employee directors is set forth in the section entitled “Fiscal 2022 Compensation Program for Non-Employee Directors” starting on page 37 of the Company’s proxy statement on Schedule 14A filed on January 27, 2023 and available here. Additional or updated information regarding the potential participants, and their direct or indirect interests (by security holdings or otherwise) will be set forth in the Company’s proxy statement on Schedule 14A, including in the section entitled “Beneficial Ownership of Common Stock”, and other materials to be filed with the SEC. These documents can be obtained free of charge from the SEC’s website at www.sec.gov.

Directors and Director Nominees*	Certain Officers and Other Employees*
Mellody Hobson (Independent Starbucks Board of Directors chair)	Laxman Narasimhan (chief executive officer)
Richard E. Allison Jr.	Rachel Ruggeri (executive vice president, chief financial officer)
Andrew Campion	Brad Lerman (executive vice president, general counsel)
Beth E. Ford	Sara Kelly (executive vice president, chief partner officer)
Jørgen Vig Knudstorp	AJ Jones II (executive vice president, chief communications officer, Public Affairs)
Satya Nadella	Tiffany Willis (vice president, Investor Relations & ESG Engagement)
Laxman Narasimhan	Josh Gaul (assistant corporate secretary and managing director, corporate counsel)
Wei Zhang
*The business address is 2401 Utah Avenue South, Seattle, Washington 98134.

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